UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                     the Securities and Exchange Act of 1934

       Date of Report (Date of earliest event reported) November 30, 2001

                            R-TEC TECHNOLOGIES, INC.
             (Exact name of Registrant as specified in its charter)

   New Jersey                      333-72405                     22-3615979
 State or Other                (Commission File                 IRS Employer
Jurisdiction of                     Number)                Identification Number
 Incorporation)

                   37 Ironia Road, Flanders, New Jersey 07836
               (Address of principal executive offices)(Zip Code)

                                 (973) 252-5233
               Registrant's telephone number, including area code)

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Item 5. Other Events

On November 30, 2001 R-TEC Technologies, Inc. (R-Tec) entered into an agreement with three individuals, Maj. Gen. William F. Ward (ret.), Louis L. Levine, and Daniel Stack to become consultants to the Company and to be the initial members of a Board of Advisors. The consultants were retained to assist R-TEC in achieving its goals and objectives by, among other things, introducing R-TEC to private and governmental entities.

Each individual shall receive 102,640 shares of R-TEC's common stock for which R-TEC has agreed to file a registration statement within 180 days from November 30, 2001. In addition, the consultants will collectively receive 15% of the net profit on all sales of R-TEC's C-BAND products and services and C-BAND related products and services.

Exhibit
Number   Description

1        Agreement dated November 30, 2001 by and among R-TEC Technologies, Inc.
         and Maj.  Gen.  William F. Ward  (ret.),  Louis L.  Levine,  and Daniel
         Stack.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       R-TEC TECHNOLOGIES, INC.

                                       By: /s/ Philip Lacqua
                                           -------------------------------------
                                               Philip Lacqua
                                               Chief Executive Officer

Dated: December 10, 2001